AMENDMENT NUMBER 8
                                       TO
                        TELEPHONE AND DATA SYSTEMS, INC.
                            TAX-DEFERRED SAVINGS PLAN



                  WHEREAS, Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), has heretofore adopted and maintains a profit sharing plan with a cash or deferred arrangement for the benefit of its employees designated the "Telephone and Data Systems, Inc. Tax-Deferred Savings Plan" (the "Plan"); and

                  WHEREAS, the Company desires to amend the Plan in certain respects;

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 10.1 of the Plan, the Plan is hereby amended, effective January 1, 1996, except as otherwise stated below, as follows:

                  1. The following definition is added to Article 2 of the Plan after the definition of API Common Shares:

                           APT Common Shares means Common Shares, par value $1.00 per share, of American Portable Telecom, Inc., a Delaware Corporation.


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                  2.  The definition of Entry Date contained in Article 2
of the Plan is hereby amended to read as follows:

                           Entry Date means the first day of each calendar month.



                  3. The definition of Subsidiary contained in Article 2 of the Plan is hereby amended to read as follows:

                           Subsidiary means with respect to any of the Company, United States Cellular Corporation ("USCC"), American Paging, Inc. ("API") or American Portable Telecom, Inc. ("APT") a corporation (other than TDS, USCC, API or APT) in an unbroken chain of corporations beginning with any of the Company, USCC, API or APT, respectively, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                  4. Section 3.1(b) of the Plan is hereby amended, effective October 1, 1996, to read as follows:

                  (b) Each other Employee shall commence participation in the Plan as of the later of the Effective Date and the first Entry Date coinciding with or immediately following the date on which he satisfies the following requirements:

                           (i)      he is employed by an Employer;


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                      (ii) he attains age 21; and

                     (iii) he completes three  consecutive  months of employment beginning on his Employment Commencement Date, or any later reemployment date, or completes an eligibility period during which he is credited with 1,000 Hours of Service. An Employee whose Employment Commencement Date is prior to July 1, 1996 and who has not satisfied the requirement set forth in this subsection (iii) prior to October 1, 1996 (as this subsection
                  (iii) was in effect prior to October 1, 1996) shall satisfy the requirement set forth in this subsection (iii) if he completes three consecutive months of employment beginning on July 1, 1996. If an Employee does not complete three consecutive months of employment beginning on the latest of:
                  (i) his  Employment  Commencement  Date,  (ii) July 1, 1996 or
                  (iii) a subsequent reemployment date, his first eligibility period, during which he shall be required to be credited with 1,000 Hours of Service, shall be the 12-consecutive calendar month period beginning on his Employment Commencement Date. If an Employee does not complete three consecutive months of employment beginning on the latest of the dates described in the preceding sentence and is not credited with 1,000 Hours of Service during his first eligibility period, the Employee's subsequent eligibility periods shall be each Plan Year, beginning with the Plan Year that includes the first anniversary of the Employee's Employment Commencement Date. Notwithstanding the preceding sentences, if an Employee's subsequent eligibility period is the Plan Year that begins October 1, 1993, such Employee shall satisfy the requirement set forth in this Paragraph (iii) if such Employee is credited with 250 Hours of Service during such Plan Year.


                  5. Section 4.1(c) of the Plan is hereby amended to read as follows:


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                           (c) All Employer contributions under this Section 4.1
         shall be in cash or in TDS Common Shares, USCC Common Shares, API Common Shares or APT Common Shares, as determined by the Employer making the contribution, and shall be made within the time prescribed by law for filing the Employer's federal income tax return, including extensions thereof, for the taxable year in which the Plan Year ends or, for Plan Years beginning after September 30, 1993, the taxable year that ends with the Plan Year. For purposes of this Section 4.1, TDS Common Shares, USCC Common Shares and API Common Shares shall be valued at the closing price for such shares on the American Stock Exchange, Inc. ("AMEX") on the last trading day preceding the date of purchase and APT Common Shares shall be valued at the closing price for such shares on the Nasdaq National Market ("Nasdaq") on the last trading day preceding the date of purchase.


                  6. Section 4.2(a) of the Plan is hereby amended by adding the following two new sentences after the first sentence contained therein:

         An authorization to make a Salary Reduction Contribution may be made as of the first date on which an Employee becomes eligible to participate in the Plan under Section 3.1. If an Employee who is eligible to participate in the Plan under Section 3.1 fails to make a timely Salary Reduction Contribution authorization as of the first date on which the Employee becomes eligible, such Employee may make such authorization effective on the first day after any Quarter- Annual Valuation Date following the date on which the Employee first becomes eligible to participate in the Plan, provided the Company has timely received such authorization.



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



                  7. Section 4.3(a)(v) of the Plan is hereby amended by inserting the words "and before January 1, 1996" after the words "on or after January 1, 1995" contained in the first sentence thereof.

                  8. Section 4.3(a) of the Plan is hereby amended by adding the following new subsection (vi) at the end thereof:

             (vi) Effective for Salary Reduction Contributions made on or after January 1, 1996, each Employer shall contribute to the Trust a Matching Employer Contribution on behalf of each Employee employed by such Employer on the Annual Valuation Date (or, in the case of an Employee who terminated Service during the Plan Year on account of his retirement, Total and Permanent Disability or death, on behalf of each such former Employee employed by such Employer on the date of such termination of Service) who is participating in the Plan equal to (i) in the case of Suttle Press, Inc., 40%, (ii) in the case of USCC, API, APT and each Employer that is a Subsidiary of USCC, API or APT, 33-1/3%, and (iii) in the case of any other Employer, 20%, of the Matchable Salary Reduction Contribution for the Plan Year of each such Employee. For purposes of this Section 4.3(a)(vi), an Employee's "Matchable Salary Reduction Contribution" means the Salary Reduction Contributions authorized by the Employee that do not exceed 6% of the Employee's Compensation determined as of the end of the Plan Year. For purposes of this subsection (a), Compensation shall have the same meaning as that term is defined in Section 4.2(a), except that, effective for Matching Contributions made after December 31, 1994, an Employee's Compensation shall only include Compensation paid to such Employee for the portion of the Plan Year during which the Employee is eligible to participate in the Plan.




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                  9. Section  4.3(e) of the Plan is hereby amended (i) by adding the phrase "and, effective for Plan Years beginning after December 31, 1995, APT and its Subsidiaries" after the phrase "API and its Subsidiaries" contained in the first sentence thereof and (ii) by deleting the last sentence contained therein and inserting in lieu thereof the following two new sentences at the end thereof:

         For Plan Years beginning after December 31, 1995, all Matching Employer Contributions made by APT and its Subsidiaries under this Section 4.3 shall be made to the extent practicable in APT Common Shares (or if made in cash shall be converted thereto (except for fractional shares) by the Trustee as soon as practicable after made) and shall be made within the time for filing of APT's or such Subsidiary's federal income tax return, including extensions thereof, for the taxable year that ends with the Plan Year. For purposes of this Section 4.3, TDS Common Shares, USCC Common Shares and API Common Shares shall be valued at the closing price for such shares on the AMEX on the last trading day preceding the date of purchase and APT Common Shares shall be valued at the closing price for such shares on the Nasdaq on the last trading day preceding the date of purchase.



                  10. The first sentence of Section 5.5(c) of the Plan is hereby amended to read as follows:

         As of each Annual Valuation Date, the Matching Employer Contributions for the Plan Year under Section 4.3 hereof shall be allocated among the respective Employer Matching Accounts of Employees who made Matchable Salary Reduction Contributions to the Plan during the Plan Year under
         Section 4.2 hereof and who were employed on the Annual Valuation Date by the Employer

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         that  made  the  Matching  Employer  Contributions  (or who  terminated
         Service with such Employer during the Plan Year on account of retirement, Total and Permanent Disability or death).



                  11. The first sentence of Section 5.8(b) of the Plan is hereby amended, effective October 1, 1996, to read as follows:

                           (b) The Trustee shall establish as Designated Funds the TDS Common Stock Fund, which fund shall be invested by the Trustee exclusively in TDS Common Shares, the USCC Common Stock Fund, which fund shall be invested by the Trustee exclusively in USCC Common Shares, the API Common Stock Fund, which fund shall be invested by the Trustee exclusively in API Common Shares and the APT Common Stock Fund, which fund shall be invested by the Trustee exclusively in APT Common Shares.


                  12. Section 5.8(d) of the Plan is hereby amended, effective October 1, 1996, by deleting the phrase "and the API Common Stock Fund" and inserting in lieu thereof the phrase ", the API Common Stock Fund and the APT Common Stock Fund".

                  13. Section 6.5(a) of the Plan is hereby amended by adding the following new sentence at the end thereof:

         Notwithstanding anything contained herein to the contrary, an Employee whose Service terminates due to Total and Permanent Disability may elect to receive the nonforfeitable balance in his Account in a single lump sum within 60 days after any Annual Valuation Date following such Employee's termination of

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         Service,  but in no event  later  than the  earlier  of (i) the date on which he returns to work for an Employer or Affiliate and (ii) 60 days after the Annual Valuation Date next following his Normal Retirement Date.



                  14. Section 6.5(f) of the Plan is hereby amended, effective October 1, 1996, to read as follows:

                           (f) Payment of benefits hereunder shall be made in cash except to the extent that the Employee's Account is invested in the TDS Common Stock Fund, the USCC Common Stock Fund, the API Common Stock Fund or the APT Common Stock Fund in which case, to the extent his Account is so invested, payment shall be made in whole TDS Common Shares, USCC Common Shares, API Common Shares or APT Common Shares, respectively (plus cash in lieu of fractional shares), unless the Employee elects to be paid entirely in cash.



                  15. Section 9.1(m) of the Plan is hereby amended to read as follows:

                           (m) to purchase, sell and/or hold TDS Common Shares, USCC Common Shares, API Common Shares and APT Common Shares even if such shares constitute 100% of the Trust; provided, however, that shares purchased from or sold to an Employer shall be purchased or sold for adequate consideration within the meaning of Section 3(18) of ERISA (which shall mean, in the case of TDS Common Shares, USCC Common Shares and API Common Shares, at the closing price for such shares on the AMEX for the last day preceding the date of purchase or sale and, in the case of APT Common Shares, at the closing price for such shares on the Nasdaq for the last day preceding the date of purchase or sale), and no commission shall be charged

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         or paid with respect to purchases from or sales to an
         Employer; and



                  16. Section 9.1(n) of the Plan is hereby amended by deleting the words "and API Common Shares" contained therein and inserting in lieu thereof the words ", API Common Shares and APT Common Shares".


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                  IN WITNESS WHEREOF, the Company has caused this Amendment
Number 8 to Telephone and Data Systems, Inc. Tax-Deferred Savings
Plan to be adopted this 25th day of July, 1996.

                                 TELEPHONE AND DATA SYSTEMS, INC.


                                 /s/ LeRoy T. Carlson, Jr.
                                 LeRoy T. Carlson, Jr.
                                 President and Chief Executive Officer




                                    ACCEPTED


                       As of this 25th day of July, 1996.




/s/ LeRoy T. Carlson, Jr.                   /s/ Ronald D. Webster
- ------------------------------              ---------------------------
LeRoy T. Carlson, Jr., Trustee              Ronald D. Webster, Trustee



/s/ C. Theodore Herbert                     /s/ Michael G. Hron
- ------------------------------              ---------------------------
C. Theodore Herbert, Trustee                Michael G. Hron, Trustee



















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